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Emulex Corporation
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Fiji Acquisition Corporation
Broadcom Corporation
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On June 3, 2009, the following investor presentation was made available on Broadcom Corporation’s website at http://www.broadcomtransaction.com:

Emulex Tender Offer & Written Consent Solicitation June 3, 2009

Cautionary Statement: This presentation does not constitute an offer to buy or a solicitation of an offer to sell any securities. Broadcom has filed a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission ("SEC") containing an offer to purchase all of the outstanding shares of common stock of Emulex Corporation ("Emulex") for $9.25 per share. The tender offer is being made solely by means of the offer to purchase, and the exhibits filed with respect thereto (including the letter of transmittal), which contain the full terms and conditions of the tender offer. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom Corporation through the Web site maintained by the SEC at http://www.sec.gov or by directing a request by mail to Innisfree M&A Incorporated at 501 Madison Avenue 20th Floor, New York, NY 10022, or by calling toll-free at (877) 687-1875. Broadcom has filed a preliminary consent statement with the SEC relating to the solicitation of written consents from Emulex stockholders. Any definitive consent solicitation statement will be mailed to stockholders of Emulex. INVESTORS AND SECURITY HOLDERS OF EMULEX ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Broadcom through the Web site maintained by the SEC at http://www.sec.gov or by directing a request by mail to Innisfree M&A Incorporated at 501 Madison Avenue 20th Floor, New York, NY 10022, or by calling toll-free at (877) 687-1875. Information regarding the participants in the solicitation of consents of Emulex's stockholders is available in Broadcom's preliminary consent statement filed with the SEC on May 18, 2009.

Cautionary Statement: (continued) All statements included or incorporated by reference in this presentation other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition include the possibility that Broadcom will not pursue a transaction with Emulex and the risk factors discussed in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law. Broadcom (r), the pulse logo, Connecting everything (r), and the Connecting everything logo are among the trademarks of Broadcom and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Situation Overview December 2008 Broadcom approached Emulex to explore a strategic combination January 2009 Emulex rejected offer to explore discussions Emulex subsequently adopted a Poison Pill, amended its bylaws and enhanced employment contracts with senior management to thwart the ability of Emulex stockholders to receive a premium for their shares April 21, 2009 Broadcom announced a high premium, all cash offer May 4, 2009 Emulex rejected Broadcom's offer and has refused to engage in any discussions directly with Broadcom May 5, 2009 Broadcom commenced a tender offer for all outstanding shares of Emulex Corporation Broadcom filed a consent solicitation to amend bylaws and call for a Special Meeting of Stockholders June 2009 Emulex Stockholders will be eligible to submit consents in favor of a Special Meeting --- provides optionality without obligation to stockholders

Why Emulex Stockholders Should Act Broadcom's high premium, all cash offer is highly attractive Provides high premium to unaffected market value Delivers highly certain value to Emulex stockholders Emulex's standalone prospects for value accretion are highly uncertain Track record of underperformance Continued failure to gain market share Increasing competition from new entrants and existing competitors Actions of Emulex's management and board Stockholder unfriendly Refusal to engage in exploratory discussions Bolstering of structural defenses - new Poison Pill, Bylaw amendments, and management contracts Rejection of a compelling offer Inability to deliver satisfactory results Without consent, legitimate negotiation process not possible Poison pill removal required to allow Broadcom to consummate transaction Written consent will send stockholder message to Emulex Board to act now and engage with Broadcom Existing board's recent actions demonstrate that without stockholder action it is unlikely to negotiate a transaction in the stockholders' best interest

Financial / Legal Advisors: Bank of America Merrill Lynch Skadden, Arps, Slate, Meagher & Flom LLP o Broadcom's Compelling Offer Offer Price: * Based on Emulex stock price as of 4/20/2009, the day prior to the public announcement of Broadcom's proposal. Emulex cash of $302.7mm as of 3/29/2009 per Emulex 10-Q filed with SEC on 4/29/2009. $9.25 net per share, all cash Closing Price 12 Month Median Price Target 30 Trading Day Average Enterprise Value 0.399 0.423 0.62 0.897 High Premiums* Conditions: Tender of a majority of Emulex shares Poison pill removed by Emulex board Other customary conditions Not contingent upon financing

What Emulex Stockholders Should Do Step One - Now! Submit Consents in Favor of Proposals Enables stockholders to call Special Meeting Provides forum for stockholders to express their will Provides stockholders with options without obligations No obligation to tender shares No obligation to elect new board members or remove existing members Requires 662/3% of all outstanding stockholder support; pending litigation to reduce to a majority Step Two - If consent successful Participate in the Special Meeting Express your will, have your opinions heard Support Special Meeting initiatives if aligned with stockholder interests Board composition Bylaw amendments If Consent Fails... Stockholders will be denied the opportunity to act until the annual stockholder meeting, which could be as late as 2010, by which time Broadcom may have decided to pursue an alternative path

Compelling Offer

Compelling Offer High Premium to Key Benchmarks * Premium to Street Expectations * 90% Premium to Core Business Value * CY 2010E PE Multiple ** * Based on Emulex stock price as of 4/20/2009, the day prior to the public announcement of Broadcom's proposal. Emulex cash of $302.7mm as of 3/29/2009 per Emulex 10-Q filed with SEC on 4/29/2009. 82.6mm shares as of 4/22/2009 per Emulex 10-Q filed with SEC on 4/29/2009. ** Based on 4/20/2009 closing price of $11.91 for QLogic and $4.40 for Brocade. EPS estimates based on Thomson One First Call Consensus as of 4/20/2009. Brocade fiscal year ending October used as proxy for Calendar Year. *** Also referred to as "Enterprise Value". Last Closing Price 30 Day 60 Day 90 Day 52W Low 0.4 0.62 0.62 0.51 1.04 High Mean Median Low 8 6.63 6.5 6 1.25 2.62 2.75 3.25 $9.25 $9.25 16% 40% 42% 54% Emulex Offer @ $9.25 QLogic Brocade 19.7 10.4 8 Emulex Price @ 4/20/09 Emulex Offer @ $9.25 Net Cash Value 3.66 3.66 Business Value*** 2.95 5.59 90% Premium $6.61 $9.25 Trailing Trading Day Averages

Above Average Premium for Technology M&A Since 2005 Source: Dealogic. * Includes announced domestic public transactions between 1/1/2005 and 4/20/2009 with deal values greater than or equal to $100 million. Does not include minority stake transactions. ** For Emulex, based on $4.99, the price 1 month prior to offer on 3/20/2009. Technology M&A Premiums* 2005-2009 YTD Emulex @ $9.25 2005-2009 YTD Emulex @ $9.25 0.268 0.399 0.383 0.854 Last Closing Price 1 Month Prior Price**

A Clear Choice: Highly Certain Value vs. Risky Outcomes for Target Shareholders in Rejected Transactions Broadcom's offer is an all cash offer, no financing contingencies Rejecting an all cash offer subjects stockholders to significant risk Source: Company Filings and FactSet. Note: Includes unsolicited transactions announced from 1/01/2008 to 4/20/2009. * Based on current close price as of 6/2/2009.

Emulex's Standalone Risks

Why has Emulex been an Underperforming Stock over the last 7+ Years? (50.4%) (84.3%) Source: FactSet. * Based on 4/20/2009, the day prior to the public announcement of Broadcom's proposal. (18.8%)

Reason: A History of Missing Street Revenue Estimates Source: Company Filings and Reuters' Estimates. * Estimates represent consensus figures compiled 1 week after the preceding period's report date. Recent Quarterly Performance

Reason: Emulex Has Failed to Grow Market Share Despite "Design Wins"

BROADCOM.
Connecting everything

Since 2006, QLogic steadily gained market share — and Emulex share has been essentially unchanged — despite Emulex's continued reports of HBA "design wins"



CY2004
• Q3 – Announced 4-Gig design wins at top-tier OEMs
CY2006
• Q3 – Overall design wins now number ~100
• Q2 – HBA design wins expand to 59
• Q1 – Amassed 57 HBA design wins
"we are well-positioned to capture market share as the 4-gig transition progresses" – Paul Folino
CY2008
• Q4 – Dell shipping 8-Gig mezzanine cards and plans to announce other 8-Gig blade design wins during the quarter
• Q3 – Sun, Hitachi Data Systems, and NetApp all shipping 8-Gig HBAs
• Q1 – 8-Gig HBA design wins expanded to 22
CY2005
• Q4 – HBA design wins expand to 46
• Q3 – HBA design wins expand to 39
• Q2 – 38 OEM design wins in HBA
• Q1 – Several design wins for 4-Gig HBAs at top-tier OEMs
CY2007
• Q4 – Added several key 8-Gig wins in the quarter with total wins at 13
• Q2 & Q3 – Referenced multiple design wins with 8-Gig HBAs
CY2009
• Q1 – Announced 16 unique, 10-Gig Ethernet based OEM card designs in flight and 12 placements
60%
50%
40%
30%
20%
10%
0%
1Q03
2Q03
3Q03
4Q03
1Q04
2Q04
3Q04
4Q04
1Q05
2Q05
3Q05
4Q05
1Q06
2Q06
3Q06
4Q06
1Q07
2Q07
3Q07
4Q07
1Q08
2Q08
3Q08
4Q08
1Q09
56%
37%
7%
QLogic
Emulex
Others*

Source: Dell'Oro Group and Emulex earnings call transcripts.
* Others includes LSI, Apple, ATTO, HP, IBM and Interphase.

© 2009 Broadcom Corporation. All rights reserved.

15

Reason: Emulex's Unsatisfactory Track Record of Translating "Design Wins" into Revenue Growth "Emulex has recently won tier-one original equipment manufacturer contracts at the expense of Broadcom and our other competitors, and as such, we are well positioned to gain share in this rapidly growing segment." - Emulex Press Release in Response to Broadcom Offer, 5/4/09 "Just to be clear, we did not have any customer or project cancellations, but we have not yet realized anticipated revenue growth from the design wins we launched during fiscal 2008. We also need to do a better job of monetizing those wins, and we have to improve our capabilities and demand forecasting for ESP." - Emulex CEO McCluney: FYQ4-08 Investors' Conference Call on 8/7/08

$0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 ($ in Billions) 2006 $1.4 B Reason: Over-Promising and Disappointing on Market Opportunities $2.7 B 2009E CAGR: 24% 8/29/2006 Emulex Press Release Emulex Acquires Sierra Logic Paul Folino expects the TAM to increase to $2.7 billion by 2009

$0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 ($ in Billions) 2009E Reason: Over-Promising and Disappointing on Market Opportunities 05/15/2009 Reuters McCluney expects the market to double to $1.7 billion by 2013 CAGR: 19% $1.7 B 2013E $2.7 B $850 M

Emulex's Growth Projections are Not Supported by Historical Performance

BROADCOM.
Connecting everything



CAGR: 17%
Disclosed only after Broadcom Offer
$403 M
$470 M
$488 M
$412 M
$600+ M
Dramatic opportunity in converged networking → FY12 is only the beginning
Incremental growth from new FC and I/O solutions
Sustained core business
FY2006A
FY2007A
FY2008A
LTM*
FY2012E
Fibre Channel
ESP and Other
New FC and I/O Solutions
Converged Networking



Source: Public Filings and Emulex management estimates.

* Ending March 2009.

© 2009 Broadcom Corporation. All rights reserved.

19

Emulex's Growth Projections are Not Supported by Historical Performance

BROADCOM.
Connecting everything


CAGR: 17%
Disclosed only after Broadcom Offer
$364 M
$376 M
$403 M
$470 M
$488 M
$376 M
$600+ M
CAGR: 1%
Dramatic opportunity in converged networking → FY12 is only the beginning
Incremental growth from new FC and I/O solutions
Sustained core business
FY2004A
FY2005A
FY2006A
FY2007A
FY2008A
FY2009E
FY2012E
Fibre Channel
ESP and Other
New FC and I/O Solutions
Converged Networking



Source: Public Filings and Emulex management estimates.
* Ending March 2009.

© 2009 Broadcom Corporation. All rights reserved.

20

Wall Street is Skeptical of Forecasts and has Expressed Doubts about Standalone Prospects "In ELX's depiction of revenue growth, all of the incremental $200 million from now until F'12 is driven by the combination of FCoE and converged networking. ELX actually expects its core business of fibre channel HBAs and embedded systems to fall slightly. We view this as inherently risky, as virtually none of our current field contacts, end- users or resellers, are planning for rapid adoption of FCoE or converged networks, and this kind of new technology often takes much longer than expected to emerge." Equity Research, Robert Baird, 5/19/09 "We note that these are design wins that exist within 3-4 customers across different server platforms, rather a total of 12 customers. The company believes the TAM presents more than a $150 million revenue opportunity by FY2012. The company reiterated its belief that these solutions will have a "significant" impact to revenue beginning in CY2010 - we are somewhat skeptical at this point." Equity Research, Stifel Nicolaus, 5/19/09 "We are leery of our FY10 estimates, as the company is attempting a product change from being a Fibre Channel HBA vendor to an Ethernet-centric CNA/NIC vendor. As the March quarter performance and June quarter guidance suggest, this is a company that is witnessing severe business contraction, a changing market, and increased competition. Simply put, we are dumbfounded that Emulex management did not say to Broadcom, "Thank You. We hit the bid." Equity Research, JMP Securities, April 28, 2009 "Emulex will transition from what is essentially a duopoly into a highly competitive, converged IO fabric market facing much larger semiconductor companies such as Intel, Broadcom and Marvel, in addition to a dozen other suppliers. We are not confident that Emulex can succeed as a standalone company over the next five years..." Equity Research, Pacific Crest Securities, April 28, 2009 Source: Wall Street research.

Despite aggressive assertions regarding product momentum, analyst consensus estimates for FY 2009, 2010 and 2011 remain lower than those published prior to our public bid Emulex's recent FY 2012 revenue target of $600M+ suggests "hockey stick" optimism about its growth rate vs. FY 2011 consensus estimate of $397.6M* (+51%), especially considering anticipated increased levels of competition and a declining core market Analysts' Estimates Reflect Skeptical View of Growth Story Analyst Consensus Estimates * Consensus is mean of estimates as reported by Thomson One First Call as of 6/2/2009. ** As of 3/13/2009 or 6 weeks prior to earnings call.

Stock Has Historically Traded at 20% Discount to Consensus Price Targets Source: FactSet. * Graph depicts rolling 60 day average for the Premium / (Discount) of Emulex's closing stock prices to the median 12 Month Analyst Price Targets published 1 year prior. *Average price levels have been approximately 20%+ below those predicted by consensus analyst 12 month forward price targets during last 7 years

Emulex Board has acted in ways to impede consideration of acquisition offer Insular Board Dismissive of Exploring a Transaction "Tenured membership" ~15 year average Represent only small share ownership Rebuffed Broadcom's initial approach Adopted new "Pill" and changed bylaws Enhanced and expanded change-of-control provisions in employment contracts Refusal to engage directly with Broadcom to explore a mutually beneficial transaction Source: Emulex public filings. * Based on stock ownership of management and 82.1mm shares outstanding as reported in the proxy statement filed on 10/14/2008. Includes voting securities (including restricted stock) and options currently exercisable or exercisable within 60 days. ** As reported in the schedule 14D-9 filed on 5/15/2009.

Broadcom Best Positioned to Succeed

A Compelling Combination Combines leaders in enterprise data networking and storage networking Broadcom: leader in Ethernet switches, controllers, processors and PHY devices Emulex: leader in Fibre Channel host bus adapters and embedded switch bridges Combines highly complementary customer bases Accelerates opportunities for "convergence" of Ethernet and Fibre Channel networks Fibre Channel over Ethernet (FCoE) is emerging as a strategic technology for data center convergence Completion of converged offering is accelerated by the combination of FCoE technology from Emulex with iSCSi and Ethernet converged solutions from Broadcom Combined company to offer best-in-class single-chip solutions with proven industry leading Fibre Channel, Ethernet and iSCSi capabilities Opportunity for Emulex employees to join a Fortune 500 leader in technology execution and convergence 18 acquisitions since January 2004 ~ approximately 1 per quarter Approximately 81% of employees retained from these acquisitions Good for Stockholders, Customers and Employees

Combination Increases Probability of Success Given Broadcom's Proven Track of Execution Source: WSTS and company data Broadcom Semiconductor Industry -40% -20% 0% 20% 40% 60% 80% 100% 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 260% 110% 140% 412% Revenue Growth

Current Leadership Positions Mobile & Wireless Broadband Communications Security Switch Storage PHY Enterprise Networking Cable STB Cable modem Satellite STB Digital TV xDSL modem Red denotes a leadership position Cellular GPS Bluetooth VoIP Wireless LAN Controller

2005 2006 2007 2008 2009E 2010E 2011E 2012E Fibre Channel 943 946.1 895.5 834.2 691.5 724.1 752.5 731.9 FCoE 1.3 12.7 61.7 134 232 Combination Creates Ability to Accelerate Market Transition to FCoE Fibre Channel over Ethernet (FCoE) market anticipated to reach ~20% of market in 2012 Acquisition accelerates ability to enter market, but sufficient time if have to pursue alternative strategies FCoE will expand Broadcom's leading position in Ethernet controllers deeper into the Data Center to address those uses where the servers will need to access the traditional Fibre Channel SANs. Source: Based on information from Dell'Oro. Simple Financial Make Versus Buy Versus Partner

Experienced: Skilled at Closing and Integrating Acquisitions Executed 42 acquisitions or asset purchases Averaged ~1 per quarter since 1999 Acquired companies in 12 different countries Over 2,500 employees have joined Broadcom from acquisitions Approximately 81% employee retention rate on 18 acquisitions since January 2004 Many of the acquired companies have been established as centers of technology excellence within Broadcom We are Confident in Our Ability to Execute We are Committed to Closing a Deal Quickly

Conclusion

Supporting the Consent Solicitation is about stockholders maintaining their options without obligation The Consent Solicitation - Reality vs. Emulex Misinformation What It Doesn't Do... Does not obligate stockholders to tender shares nor agree to a sale Does not obligate stockholders to vote for new Board nominees at the special meeting Does not obligate stockholders to remove existing Board members What It Does... Allows Broadcom to call a special meeting of stockholders Allows stockholders a forum to express their interests Provides stockholders with the option to elect a new slate of Board members Provides stockholders with the means to consider the Broadcom bid Provides Optionality Provides Emulex stockholders with option to take a step toward accepting Broadcom's offer

The consent solicitation seeks to: Amend Emulex's Bylaws to authorize stockholders who collectively own 10%+ of the outstanding shares to call a special meeting; Authorize Broadcom representatives to call a special meeting for Emulex stockholders to consider removing and replacing Emulex's board; Amend Emulex's advance notice bylaw so that it will not apply at special meetings; Amend Emulex's Bylaws to require the Emulex Board of Directors to fix a record date for special meetings called by stockholders; and Repeal any amendments to the Emulex Bylaws adopted by the Emulex Board of Directors on or after January 15, 2009, the date of Emulex's current Bylaws. Consent Solicitation Proposals Broadcom recommends that you CONSENT to ALL of the above proposals

Summary: Why Emulex Stockholders Should Act Broadcom's high premium, all cash offer is highly attractive Provides high premium to unaffected market value Delivers highly certain value to Emulex stockholders Emulex's standalone prospects for value accretion are highly uncertain Track record of underperformance Continued failure to gain market share Increasing competition from new entrants and existing competitors Actions of Emulex's management and board Stockholder unfriendly Refusal to engage in exploratory discussions Bolstering of structural defenses - new Poison Pill, Bylaw amendments, and management contracts Rejection of a compelling offer Inability to deliver satisfactory results Without consent, legitimate negotiation process not possible Poison pill removal required to allow Broadcom to consummate transaction Written consent will send stockholder message to Emulex Board to act now and engage with Broadcom Existing board's recent actions demonstrate that without stockholder action it is unlikely to negotiate a transaction in the stockholders' best interest